FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

ANNUAL MEETING OF STOCKHOLDERS – TO BE HELD

DECEMBER 16, 2010 AT 3:00 P.M. EST

You may Vote by Internet or by Phone or by Mail (see instructions on reverse side)

YOUR VOTE IS IMPORTANT

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL

MEETING OF STOCKHOLDERS

The undersigned, as a Stockholder entitled to vote at the 2010 Annual Meeting of Stockholders (the “Meeting”) of Fusion Telecommunications International, Inc. (the “Company”), hereby revoking any previous Proxies heretofore given, hereby acknowledges receipt of the Company’s Notice, Proxy Statement and Annual Report in connection with the Meeting to be held at 3:00 p.m. on December 16, 2010 at the Company’s principal office at 420 Lexington Avenue, Suite 1718, New York, New York, 10170 and hereby appoints Matthew D. Rosen and Philip D. Turits, and each of them (with full power to act alone), the attorneys and Proxies of the undersigned (collectively the "Proxies"), with power of substitution to each, to vote all shares of the Common Stock of the Company held in the name provided herein, which the undersigned is entitled to vote at the Meeting and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said Proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy.

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournments thereof. If you wish to vote in accordance with the Board of Directors’ recommendations, just sign below. You need not mark any boxes.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS

MADE, THIS PROXY WILL BE VOTED "FOR" ALL EIGHT DIRECTOR NOMINEES UNDER PROPOSALS ONE (1), AND “FOR” PROPOSALS TWO (2), AND THREE (3), WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

YOU ARE URGED TO COMPLETE YOUR VOTE ON THE INTERNET, BY TELEPHONE USING THE INSTRUCTIONS PROVIDED, OR IN WRITING USING BLUE OR BLACK INK DATE, SIGN, AND PROMPTLY MAIL THE PROXY CARD IN THE ENCLOSED SELF-ADDRESSED ENVELOPE SO THAT YOUR SHARES CAN BE REPRESENTED AT THE ANNUAL MEETING. RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE. THIS PROXY MAY BE REVOKED PRIOR TO ITS USE. PLEASE DATE, SIGN, AND MAIL THE PROXY CARD IN THE ENCLOSED ENVELOPE.

(Continued, and to be marked, dated and signed, on the other side)

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

VOTE BY INTERNET OR TELEPHONE

QUICK ___ EASY ___ IMMEDIATE

As a stockholder of Fusion Telecommunications International, Inc., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on December 15, 2010.

Vote Your Proxy on the Internet: Go to www.continentalstock.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	OR	Vote Your Proxy by Phone: Call 1 (866) 894-0537 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	OR	Vote Your Proxy by mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.
PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

The Board of Directors recommends a vote “ FOR ” Proposals One (1), Two (2), and Three (3)

Please Mark your votes like this X

1. Election of Directors (or, if any nominee is not available for election, such substitute as the Board of Directors may designate).			For All Nominees	Withhold Authority From All Nominees	For All Except
The Nominees are: 01 Marvin S. Rosen 02 Philip D. Turits	03 Matthew D. Rosen 04 E. Alan Brumberger 05 Julius Erving	06 Evelyn Langlieb Greer 07 Paul C. O’Brien	☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee, mark

“FOR all except” and write the name of such individual for whom you wish your vote to be withheld below:

___________________________________________________________________________________________________

2. Amendment to the Certificate of Incorporation providing that the total number of shares of Capital Stock which the Corporation shall have authority to issue will be 310,000,000, of which 300,000,000 shares shall be Common Stock, par value $0.01 per share, and 10,000,000 shares shall be Preferred Stock, par value $0. 01 per share.

			For All Nominees ☐	Withhold Authority From All Nominees ☐	For All Except ☐
3. Ratification of the appointment of Rothstein, Kass & Company, P.C. as independent public accountants for the year ending December 31, 2010.			For All Nominees ☐	Withhold Authority From All Nominees ☐	For All Except ☐

Title Holder(s) Printed Name: ______________________________________________________________,      Title Holder(s) Printed Name:____________________________________________________________________________________

as __________________________________________, date: ___________________________________

☐            I hereby elect to receive electronic delivery of all Stockholder(s) materials at the following E-mail address(es): ____________________________________________________________________________________________________________

☐           Please note address or contact number change to (Please print clearly): ______________________________________________________________________________________________________________________________________________

 Company ID:______________    Proxy Number: __________________Account Number:______________________

Please sign, date and return promptly in the enclosed envelope.

 Signature_________________________________ Date___________, 2010                         Signature_________________________________ Date___________, 2010

YOU MUST SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR ON THIS PROXY, WHEN SHARES ARE HELD JOINTLY, EACH TITLE OWNER MUST SIGN THIS PROXY. WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, ATTORNEY, TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF THE SIGNER IS A CORPORATIONM PLEASE SIGN FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER, GIVING FULL TITLE AS SUCH. IF SIGNER IS A PARTNRSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.